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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use in this registration statement of our report dated June 13, 2000 included herein and to the incorporation by reference in this registration statement of our report dated June 13, 2000 included in Korn/Ferry International's Form 10-K for the year ended April 30, 2000 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Los Angeles, California
November 3, 2000